January 8, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Catholic Responsible Investments Funds

File no. 811-23718

Dear Sir or Madam:

We have read Exhibit 13(a)(4)(i) of Form N-CSR of Catholic Responsible Investments Ultra Short Bond Fund, Catholic Responsible Investments Short Duration Bond Fund, Catholic Responsible Investments Bond Fund, Catholic Responsible Investments Opportunistic Bond Fund, Catholic Responsible Investments Equity Index Fund, Catholic Responsible Investments Small-Cap Fund, Catholic Responsible Investments Multi-Style US Equity Fund, Catholic Responsible Investments International Equity Fund, Catholic Responsible Investments International Small-Cap Fund, Catholic Responsible Investments Magnus 45/55 Fund, Catholic Responsible Investments Magnus 60/40 Alpha Plus Fund, Catholic Responsible Investments Magnus 60/40 Beta Plus Fund, and Catholic Responsible Investments Magnus 75/25 Fund), each a series of shares of Catholic Responsible Investments Funds, dated January 8, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP